INTERNATIONAL DISTRIBUTOR AGREEMENT

This International Distributor Agreement (the “Agreement”) is entered into as of October 15, 2012 (the “Effective Date”), by and between BioShaft Water Technology, Inc., a Nevada corporation with its principal offices at 1 Orchard Road, Suite 220, Lake Forest, CA  92630, bearing commercial number E0169002006-2 dated 24/09/2007 (“BIOSHAFT”), and Zuhier Ahmad Zahran & Co., a Limited Liability company established under the laws of the kingdom of Saudi Arabia, bearing commercial number 4030133743 dated 20/2/1422H, issued at Jeddah (“Distributor”).

In consideration of the mutual promises contained herein, the parties agree as follows:

1.

DEFINITIONS

(a)

“Products” shall mean those products listed in Exhibit A attached hereto.  Products may be changed, deleted from or added to the list by BIOSHAFT at its sole discretion, provided that BIOSHAFT gives at least sixty (60) days’ prior written notice to Distributor.  BIOSHAFT may not delete Products which are the object of Distributor’s contracts and/or tenders until these are completely fulfilled by Distributor.  Warranties for deleted Products will survive in accordance with the terms of this Agreement.

(b)

“Territory” shall mean the countries of Kingdom of Saudi Arabia and any other countries mutually agreed upon in writing.

(c)

“Trademarks” shall mean those trademarks and trade names, whether registered in the Territory or not, labeling, trade dress, logos, tag lines, packaging and devices which are owned by, licensed or assigned to BIOSHAFT and which are applied to or used with the Products by BIOSHAFT.

2.

APPOINTMENT AND AUTHORITY OF DISTRIBUTOR

(a)

Appointment.  Subject to the terms and conditions set forth herein, BIOSHAFT hereby appoints Distributor as BIOSHAFT’s distributor for the promotion, sale, marketing and distribution of Products in the Territory, and Distributor hereby accepts such appointment.  For a period of two (2) years from the Effective Date, so long as Distributor is performing in compliance with this Agreement and subject to Section 8 hereof, BIOSHAFT shall not appoint any other distributor with responsibility for sale of the Products in the Territory.  Distributor represents and warrants that it is legally authorized to import the Products into the Territory and to distribute them therein, and that it will exercise its reasonable commercial efforts to maintain such status during the term of this Agreement.

(b)

Territorial Responsibility.  Distributor shall use its commercially reasonable efforts to implement sales policies and procedures to realize the sales potential for the Products in the Territory.  Distributor shall promote and sell the Products to customers only for use or consumption within the Territory, and Distributor agrees not to solicit orders outside the Territory without the prior written approval of BIOSHAFT.

(c)

Conflict of Interest.  Distributor warrants to BIOSHAFT that it does not currently represent or promote any lines or products that compete directly with the Products.    Distributor shall not, without BIOSHAFT’s prior written consent, represent, promote or otherwise sell within the Territory any lines or products that compete directly with the Products.

(d)

Independent Contractors.  The relationship of BIOSHAFT and Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Distributor to create or assume any obligation on behalf of BIOSHAFT for any purpose whatsoever, except as to Product warranties in accordance with the terms hereof.  Distributor assumes all costs and expenses in connection with any marketing, promotion, activities (including support and training) and sales made to customers in the Territory.

(e)

Representations.  BIOSHAFT and Distributor each represent and warrant to the other party that (i) such party is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority to enter into this Agreement; (ii) the party is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby in accordance with their terms, and that the same do not conflict with or cause a default with respect to its obligations under any other agreement; and (iii) such party has duly executed and delivered this Agreement.

(f)

Exclusive Right as to Manufacturing in the Territory.  BIOSHAFT and Distributor agree that during the term of this Agreement, Distributor shall have the exclusive right of first negotiation as to BIOSHAFT’s grant of the right to manufacture any of the Products or any components thereof in the Territory.  Prior to entering into any discussions or negotiations with any party as to such manufacturing rights, BIOSHAFT shall notify Distributor of BIOSHAFT’s interest in such manufacturing, and the parties shall negotiate in good faith, for a period of at least ninety (90) days, as to a definitive agreement granting such rights to Distributor.

3.

TERMS OF PURCHASE OF PRODUCTS BY DISTRIBUTOR

(a)

Terms and Conditions.  All purchases of Products by Distributor from BIOSHAFT during the term of this Agreement shall be subject to the terms and conditions of this Agreement.

(b)

Prices.  All prices are Ex Works (as defined in Incoterms 2000). Purchase Prices shall be in response to specific project requirements as described in the project specification. Prices quoted by BIOSHAFT shall be valid for at least 60 days from the date of the quote and if a purchase order is issued shall remain fixed until delivered.The Distributor cannot commit to the Purchase Price of the Product beyond the Agreement term for tenders.  The difference between Distributor’s Purchase Price and Distributor’s selling price to its customers shall be Distributor’s sole remuneration for sale of the Products.  Distributor shall be free to determine the resale prices of Products.  .Distributor shall, in good faith, use its commercially reasonable efforts to reasonably price the Products so as to be competitive in the Territory in respect of other competitive or similar products offered in the Territory.

(c)

Taxes.  BIOSHAFT shall be responsible for all taxes that are required to be paid under applicable federal, state or local U.S. or international laws or regulations, including without limitation any federal, state or local sales taxes applied by the United States of America or jurisdictions within the United States of America (“BIOSHAFT Taxes”).  Distributor is responsible for all customs duties, Value Added Taxes and similar taxes that are assessed against the Products after delivery to the carrier at BIOSHAFT’s manufacturing plant, as well as all taxes imposed by governmental authorities within the Territory, including without limitation import and withholding taxes (“Distributor Taxes”).  When BIOSHAFT has the legal obligation to collect Distributor Taxes, the appropriate amount shall be added to Distributor’s invoice and paid by Distributor unless Distributor provides BIOSHAFT with a valid tax exemption certificate authorized by the appropriate taxing authority.

(d)

Order and Acceptance.  All orders for Products submitted by Distributor shall be initiated by written purchase order delivered by facsimile or email of a scanned purchase order to BIOSHAFT requesting a delivery date during the term of this Agreement.  Distributor shall submit purchase orders to BIOSHAFT at least thirty (30) days before the requested shipment date.  No order shall be binding upon BIOSHAFT until accepted by BIOSHAFT in writing.  BIOSHAFT shall use its reasonable best efforts to notify Distributor of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within five (5) days after receipt of the purchase order.  BIOSHAFT shall have no liability to Distributor with respect to purchase orders that are not accepted, except as set forth below in this Section  3(d).  No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order.  BIOSHAFT shall use commercially reasonable efforts to deliver Products at the times specified either in its quotation or in its written acceptance of Distributor’s purchase orders.  The Parties agree that a delay of more than ten (10) business days past the expected delivery date recited in an accepted purchase order is subject to the following remedy:  BIOSHAFT shall, as promptly thereafter as possible, deliver the amount of Product ordered or, in the alternative, if BIOSHAFT cannot deliver the full amount of the Product ordered under the purchase order then BIOSHAFT shall deliver a partial amount of Product and invoice Distributor only for the amount of Product actually shipped from BIOSHAFT to Distributor.  Thereafter, BIOSHAFT may fulfill the additional amount of Product ordered under the unfulfilled purchase order, and deliver the remaining amount due under the purchase order and only invoice for that remaining amount when the remaining Product amount is actually shipped.  BIOSHAFT will promptly notify Distributor if it is unable to fulfill, in part or in whole, the purchase order amount.  However, if BIOSHAFT cannot  fulfill accepted purchase orders for two (2) consecutive quarters, Distributor may, in its discretion, and without limiting Distributor’s other remedies at law or equity:  (i) provide BIOSHAFT with the opportunity to seek alternative substitute products to fulfill such purchase orders, (ii) terminate Distributor’s exclusivity in the Territory and engage other suppliers to distribute competitive products in the Territory, or (iii) terminate this Agreement upon thirty (30) days’ written notice.

(e)

Terms of Purchase Orders.  Distributor’s purchase orders submitted to BIOSHAFT under this Agreement shall be at the prices, denominated in U.S. dollars. In the event of a conflict between the terms of this Agreement and the terms of any purchase order form or other document submitted by Distributor to BIOSHAFT in connection with any order for Products, this Agreement shall control unless the parties specifically otherwise agree in writing.

(f)

Change Orders.  Distributor may utilize written change orders without penalty for orders that have not yet been accepted by BIOSHAFT.  Any other change orders shall be subject to acceptance by BIOSHAFT, at its sole discretion.

(g)

Payment.  Full payment of Distributor’s Purchase Price for the Products (including any freight, taxes or other applicable costs initially paid by BIOSHAFT but to be borne by Distributor) shall be made by Distributor to BIOSHAFT as follows:  twenty-five percent (25%) of the Purchase Price shall be due and payable within ten (10) business days of BIOSHAFT’s acceptance of the purchase order; forty percent (40%) of the Purchase Price shall be due and payable upon shipment (delivery to Distributor’s freight forwarder); twenty-five percent (25%) of the Purchase Price shall be due and payable upon acceptance and successful commissioning of the system. The remaining ten percent (10%) shall be payable upon completion of three-month operation of the system.  Payment shall be made by wire transfer, in accordance with instructions provided by BIOSHAFT.

(h)

Shipping.  All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment, marked for shipment at the address set forth on any applicable purchase order, and shall be delivered to Distributor or its agent Ex Works, at which time title to such Products and risk of loss shall pass to Distributor.  Unless otherwise instructed in writing by Distributor, BIOSHAFT shall select the carrier and/or freight forwarder.  All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Distributor.  BIOSHAFT shall endeavor to ensure prompt delivery to Distributor of all Products ordered by Distributor under this Agreement, but shall not be liable for loss or damage suffered by Distributor as a result of any delay on the part of the carrier or freight forwarder.

(i)

Non-Conforming and Undelivered Goods.  If any shipment of Products intended by BIOSHAFT to be delivered to Distributor in response to any order contains any non-conforming Product, contains fewer than the number of units of Products ordered by Distributor or is not delivered to Distributor on the date agreed upon by the parties, then Distributor shall promptly notify BIOSHAFT, specifying the non-conformity or non-delivery in question.  BIOSHAFT shall take prompt action to correct such non-conformity or non-delivery.

4.

TRAINING AND SERVICE

(a)

Services by Distributor.  Distributor shall have the responsibility to deliver the Products and train the customers with respect to the Products sold.  The services shall be performed only by properly trained personnel of Distributor.  Distributor shall maintain properly equipped sales and training departments as required and shall keep on hand, at all times, Products sufficient to meet the needs of the Territory (in accordance with Subsection 6(e) below).

(b)

Training by BIOSHAFT.  BIOSHAFT shall provide sales and Product training to Distributor’s personnel at periodic intervals, with the frequency, location, and content of the training to be agreed by the parties.  BIOSHAFT and Distributor shall each pay their own costs for travel, food, and lodging during the training period.

5.

LIMITED WARRANTY BIOSHAFT’s standard Product warranty is set forth in Exhibit B. Distributor shall pass on to its customers the foregoing standard limited warranty and, except as required by law, Distributor shall not pass on to its customers a warranty or limitation of liability which is more protective of such customers than such warranty and the limitation of liability set forth in Exhibit B.  BIOSHAFT shall have no direct liability to customers for breach of this standard limited warranty and shall be liable only to Distributor for such a breach.

6.

ADDITIONAL OBLIGATIONS OF DISTRIBUTOR

 (a)

Promotion of the Products.  BIOSHAFT shall provide Distributor with its standard promotional material (the “Standard Promo Material”), which is subject to BIOSHAFT’s Intellectual Property rights and interests recited herein) and Distributor shall use the Standard Promo Material, or translations thereof (which constitute derivative works), as provided for in this Section 6(a).  Distributor will not alter the contents of the Standard Promo Material without the authorization of BIOSHAFT.  Distributor shall, at its own expense, use its commercially reasonable efforts to promote the sale of the Products within the Territory; provided that such sales shall be made for use only by qualified individuals as appropriate in the Territory, in compliance with local laws and regulations and for uses and applications reasonably approved by BIOSHAFT for the Products.  Such promotion shall include but not be limited to preparing the Standard Promo Material in appropriate languages for the Territory and directly soliciting orders from customers for the Products.

(b)

Representations.  Distributor shall not make any false or misleading representations to customers or others regarding BIOSHAFT or the Products.  Distributor shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with BIOSHAFT’s documentation accompanying the Products or BIOSHAFT’s literature describing the Products, including the limited warranty and disclaimers.

(c)

Customer and Sales Reporting.  Distributor shall, at its own expense and consistent with the sales policies of BIOSHAFT:

(i)

arrange for installation of the Products in accordance with recommendations and specifications provided by BIOSHAFT;

(ii)

assist BIOSHAFT in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and

(iii)

Distributor shall prepare accurate and orderly business and accounting records concerning its inventories and sales of the Products.  Distributor shall maintain these records for a period of at least five (5) years after any calendar quarter to which they apply.

(d)

Import and Export Requirements.  Distributor shall, at its own expense, pay all import licenses and permits, pay customs charges and duties, and take all other actions required to accomplish the export and import of the Products purchased by Distributor, including without limitation paying all applicable Distributor Taxes.  Distributor understands that BIOSHAFT is subject to regulation by agencies of various governments, including the U.S. Department of Commerce, which prohibits export or diversion of certain technical products to certain countries.  Distributor warrants that it will comply in all respects with the export and re-export restrictions, if any, set forth in the export license, if any, for every Product shipped to Distributor.  For the avoidance of doubt, BIOSHAFT is solely responsible for obtaining any such required export licenses.

(e)

Government Regulations.

(i)

Distributor agrees that it will secure any and all approvals by any government in the Territory required for its performance of this Agreement.  In particular, and without limitation of the foregoing, Distributor shall exercise due diligence to promptly obtain and maintain government approvals to import, register and market the Products in each jurisdiction in the Territory and to diligently secure and maintain, as may be required from time to time, government importing, registration and marketing approvals, import licenses, customs clearances and currency authorizations and any permits necessary in each jurisdiction in the Territory.

(ii)

Distributor agrees that it shall not allow the Products supplied to it by BIOSHAFT, BIOSHAFT’s Trademarks, any proprietary data of BIOSHAFT, or any direct product of such data, to be knowingly made available, either directly or indirectly, or in any way to be knowingly given, transferred, sold or re-exported to any country in violation of its laws and export control regulations or applicable laws of any country (or the European Union).  United States laws and export control regulations governing the exportability of technical data and Products to nations are subject to change.  If any country included within the Territory shall, at the time of execution of this Agreement, be placed in an excluded category by the United States government for the receipt of either technical data or the manufacture or sale of products of the type supplied by BIOSHAFT, Distributor agrees that, promptly following notice of such development by BIOSHAFT, it shall take all actions necessary to cease business activity in Products in the excluded country.  Distributor shall comply with all laws, statutes, decrees, regulations and policies which have the effect of law in the Territory, including but not limited to anti-bribery laws, and which apply to its activities under this Agreement.

(f)

Compliance with U.S. and Local Territory Laws.  Distributor acknowledges and expressly agrees that certain laws of the U.S., including, but not limited to, the Export Control Regulations and the Foreign Corrupt Practices Act, may result in the imposition of sanctions on BIOSHAFT or its affiliates in the event that, directly or indirectly, (i) any Product is exported to various countries, or any country embargoed by executive order or (ii) Distributor offers to pay, promises to pay or payments are made to government officials or others for the purpose of influencing decisions favorable to BIOSHAFT.  Distributor expressly agrees, therefore, that in performing its obligations under this Agreement it shall comply at all times with such laws or regulations of the U.S.

7.

ADDITIONAL OBLIGATIONS OF BIOSHAFT

(a)

Materials.  BIOSHAFT shall promptly provide Distributor with marketing and technical information concerning the Products as well as reasonable quantities of brochures, instructional material, advertising literature and other Product data, with all such material printed in the English language.

(b)

Territorial Inquiries.  BIOSHAFT shall submit to Distributor any Product request or other inquiry originating from the Territory rather than answering directly.

(c)

Quotations to Exporters.  BIOSHAFT shall refrain from giving quotations to exporters for Products to be shipped to the Territory.

(d)

Product and Technical Support.  BIOSHAFT shall provide a minimum of two years warranty for its products and service the warranty at its own costs.

(e)

Compliance with Law.  Distributor expressly agrees that in performing its obligations under this Agreement it shall comply at all times with the laws and regulations of the U.S. and other jurisdictions that may be applicable to it.

8.

TERM AND TERMINATION

(a)

Term.  This Agreement shall continue in force for a term of two (2) years from the Effective Date unless terminated earlier under the provisions of this Section 8.  At the end of the fixed term, this Agreement shall terminate automatically without notice unless before that time the term of the Agreement is extended by mutual written consent of the parties.

(b)

Termination for Cause.  If either party is in material breach of its obligations under this Agreement, then the non-breaching party may give written notice to the party in breach that if the breach is not cured within thirty (30) days the Agreement will be terminated.  If the non-breaching party gives such notice and the breach is not cured during the thirty (30) day period, then the Agreement shall automatically terminate at the end of that period.

(c)

Effect of Termination.

(i)

Termination shall not relieve either party of obligations incurred before the termination, and the rights of each party against the other which may have accrued up to the date of such termination or expiration shall remain in force.

(ii)

Upon termination or expiration of this Agreement for other than Distributor’s breach, BIOSHAFT shall continue to fulfill, subject to the terms of Section 3 above, all orders accepted by BIOSHAFT before the date of termination.  In addition, BIOSHAFT may continue to accept orders from Distributor after termination; however, such acceptance shall not constitute a renewal of this Agreement or a waiver of the right of BIOSHAFT to treat this Agreement as terminated.

(iii)

All Trademarks, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, Standard Promo Material, promotional and other material developed by Distributor, and all sales aids of every kind shall remain the property of BIOSHAFT, and all of the foregoing that exists in tangible form shall be returned to BIOSHAFT and all electronic representations shall be promptly erased, except to the extent such material is needed for ongoing customer support.  Effective upon the termination of this Agreement, Distributor shall cease to use all Trademarks of BIOSHAFT and all Standard Promotional Material (including both tangible and electronic versions on any media) and shall cease to engage in any act or omission that would indicate or suggest a relationship with BIOSHAFT, including web site links.  BIOSHAFT’s and Distributor’s confidential information shall be subject to the obligations surviving under Sections 10, 11 or 12.

9.

LIMITATION ON LIABILITY

BIOSHAFT’S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR THE SALE OF THE PRODUCTS SHALL BE LIMITED AS SET FORTH IN SCHEDULE C.

10.

INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY

(a)

Intellectual Property Rights.  Intellectual Property is defined as any  confidential information as well as ideas, concepts, inventions,  know-how, techniques, methods, processes, research, developments, software, documents, apparatus, material, devices, work products, expressions, improvements, enhancements, updates, translations or web sites having either patent, copyright (including derivative works), trade secret, Trademark or any other proprietary right, whether statutory or common law, associated therewith, which are provided by either party to the other, or are created or developed by either party, either solely or jointly, during the term of this Agreement and/or in connection with the Products,  Standard Promo Material or any other related devices or processes. Distributor agrees that BIOSHAFT owns all right, title, and interest in and to the product lines that include the Products that are provided hereunder and in and to all of BIOSHAFT’s associated Intellectual Property, including rights relating to the design, manufacture, operation or service of the Products, and Trademarks.  Distributor agrees that BIOSHAFT also holds all right, title and interest in copyrights with respect to any materials, including but not limited to Standard Promo Materials, provided by BIOSHAFT to Distributor or to any materials, whether tangible or electronic, and to any derivative works thereof.  Further in the event any Intellectual Property is created or developed hereunder, Distributor agrees that BIOSHAFT shall hold all right, title and interest therein.  BIOSHAFT grants to Distributor the nonexclusive, nontransferable, non-sub licensable right to use, copy, create derivative works, display and distribute within the territory the Intellectual Property rights associated with the Product, Trademark and promotional material solely as is authorized only for the purposes herein set forth, including, but not limited to, sales, servicing and installation of the Products.

(b)

No License Right.  The Products are offered for sale and are sold by BIOSHAFT subject in every case to the condition that such sale does not convey any license or sub-license, expressly or by implication, with respect to the Products, or any associated Intellectual Property therein, including without limitation to any rights to manufacture, duplicate or otherwise copy or reproduce any of the Products, except as may be otherwise expressly agreed in writing by the parties.  Distributor shall take appropriate steps with its customers, as BIOSHAFT may request, to inform them of and assure compliance with the restrictions contained in this Section 10.  Additionally, Distributor shall include all proprietary notices (such as US Patent Numbers, Trademark, copyright notices) on the Products, packaging, labeling, Standard Promo Material and  any other associated material and items, as requested by BIOSHAFT; and Distributor shall keep such notices intact and shall not remove, alter or modify such notices.  Distributor shall ensure that customers shall be obligated to preserve such notices, as well.

(c)

Confidentiality.  Each party acknowledges that by reason of its relationship to the other party hereunder it will have access to certain information and materials concerning the other party’s business, plans, customers, technology and products that are confidential and of substantial value to the disclosing party, which value would be impaired if such information were disclosed to third parties.  Each party agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by the other party.  Each party shall take every reasonable precaution to protect the confidentiality of such information disclosed to it by the other party.  Such information shall not be deemed confidential if it (i) is known to the receiving party, as evidenced by such party’s written records, before receipt thereof under this Agreement; (ii) is disclosed to the receiving party by a third person who is under no obligation of confidentiality to the disclosing party with respect to such information and who otherwise has a right to make such disclosure; (iii) is or becomes generally known in the trade through no fault of the receiving party; or (iv) is independently developed by the receiving party, as evidenced by its written records, without access to such information.  Distributor shall not publish any technical description of the Products beyond the description published by BIOSHAFT (except to translate that description to appropriate languages for the Territory).  In the event of termination of this Agreement, there shall be no use or disclosure by either party of any confidential information of the other party, and Distributor shall not manufacture or have manufactured any devices, components or assemblies utilizing any of BIOSHAFT’s confidential information, except as may be otherwise expressly agreed in writing by the parties.  The term of the confidentiality obligations in this Section 10 shall extend for two (2) years following the expiration/termination of this Agreement.

11.

TRADEMARKS

(a)

Use.  During the term of this Agreement, Distributor shall have the right to indicate to the public that it is BIOSHAFT’s exclusive distributor of the Products in the Territory, and to advertise (within the Territory) such Products under the Trademarks that BIOSHAFT may adopt from time to time.  Distributor shall not alter or remove any BIOSHAFT’s Trademarks (nor notices associated therewith) applied to the Products at the factory, and shall promote and sell the Products in the Territory only under the Trademarks.  Except as set forth in this Section 11, nothing contained in this Agreement shall grant to Distributor any right, title or interest in BIOSHAFT’s Trademarks, and Distributor shall not assert any right, title or interest in or to any of the Trademarks.  Distributor acknowledges the validity of the Trademarks and at no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge BIOSHAFT’s Trademarks or the registration thereof or attempt to register any Trademarks confusingly similar to those of BIOSHAFT.

(b)

Notice of Infringement of Trademarks.  Distributor shall promptly notify BIOSHAFT of any apparent infringement or threatened infringement of any Trademark, and shall, upon request by BIOSHAFT and at BIOSHAFT’s expense, use its best efforts to assist BIOSHAFT to restrain any such infringement or threatened infringement.

(c)

Copyright Notice.  Distributor shall include and display on all Products, promotional materials, packaging, labeling and any other material, all copyright notices as requested by BIOSHAFT, and shall retain such notices intact and unaltered.  Distributor shall be permitted to make copies, derivative works of the copyrighted material and distribute the copyrighted material in the Territory only in connection with the Products for the purposes provided under this Agreement.  Such rights immediately cease upon termination of this Agreement.

12.

PATENT, COPYRIGHT AND TRADEMARK INDEMNITY

(a)

Indemnification by BIOSHAFT.  BIOSHAFT shall defend, or at its option shall settle, any claim, suit or proceeding brought against Distributor or its customers on the issue of infringement of any patent, copyright or trademark by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth.  BIOSHAFT shall have sole control of any such action or settlement negotiations, and BIOSHAFT agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor or its customer on such issue in any such suit or proceeding defended by BIOSHAFT.  Distributor agrees that BIOSHAFT at its sole option shall be relieved of the foregoing obligations unless Distributor or its customer notifies BIOSHAFT promptly in writing of such claim, suit or proceeding and gives BIOSHAFT authority to proceed as contemplated herein and, at BIOSHAFT’s expense, gives BIOSHAFT adequate information and assistance to settle and/or defend any such claim suit or proceeding.  If the Products, or any part thereof, are, or in the opinion of BIOSHAFT may become, the subject of any claim, suit or proceeding for infringement of any patent, copyright or trademark, or if it is adjudicatively determined that the Products, or any part thereof, infringe any patent, copyright or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then BIOSHAFT may, at its option and expense either:  (i) procure for Distributor and its customers the right under such patent, copyright or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other suitable Products or parts; or (iii) suitably modify the Products, or part thereof; or (iv) if the use of the Products, or part thereof, is prevented by injunction, remove the Products, or part thereof, and refund the aggregate payments paid therefor by Distributor, less a reasonable sum for use and damage or allow insurance coverage amounts applicable hereunder to be made to Distributor, whichever is more.  BIOSHAFT shall not be liable for any costs or expenses incurred without its prior written authorization.

(b)

Limitation.  Notwithstanding the provisions of Subsection 12(a) above, BIOSHAFT assumes no liability for (i) infringements covering completed equipment or any assembly, combination, method or process in which any of the Products may be used but not covering the Products when used alone; (ii) trademark infringements involving any marking or branding not applied by BIOSHAFT or involving any marking or branding applied at the request of Distributor; or (iii) infringements involving the modification or servicing of the Products, or any part thereof, or use of the Product in combination with other products unless such modification or servicing was done by BIOSHAFT or in accordance with its written specifications; or (iv) copying, creating derivative works  or distributing material that was not authorized by BIOSHAFT.

(c)

Entire Liability.  The foregoing provisions of this Section 12 state the entire liability and obligations of BIOSHAFT and the exclusive remedy of Distributor and its customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the Products or any part thereof.

13.

GENERAL PROVISIONS

(a)

Governing Law and Jurisdiction.  This Agreement, and BIOSHAFT’s and Distributor’s relationship, and any matter arising in respect or in connection therewith, shall be solely and exclusively governed by and construed under the laws of the State of  California, U.S.A., without giving effect to the conflict of laws’ provisions thereof.  The parties expressly disclaim the application of the United Nations Convention on the International Sale of Goods to this Agreement.  The federal and state courts located in the City of Los Angeles, California, shall have sole and exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.  Each of the parties hereby expressly consents to (i) the personal jurisdiction of such courts and (ii) service of process being effected upon it by certified or registered mail sent to the address set forth at the beginning of this Agreement.

(b)

Entire Agreement; Amendments.  This Agreement and the Exhibits attached hereto, which are incorporated herein by reference, set forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No representations, inducements, promises or agreements, whether oral or otherwise, between the parties not contained herein or incorporated herein by reference shall be of any force or effect.  Except as set forth herein, neither any modification of or amendment to this Agreement or any waiver of any rights under this Agreement, or any agreement or understanding extending this Agreement or varying its terms (including any inconsistent terms in any purchase order, acknowledgement or similar form) shall be effective unless in writing signed by both parties to this Agreement.

(c)

Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be sent (i) by prepaid registered or certified mail, return receipt requested or (ii) by reputable overnight courier, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder.  Such notice shall be deemed to have been given three (3) days after deposit in the mail or one (1) day after delivery to the overnight courier.

(d)

Force Majeure and Inability to Deliver.  Nonperformance of either party shall be excused to the extent that performance is rendered impossible due to industrial conflicts, mobilization, requisition, embargo, currency restriction, insurrection, general shortage of transport, material or power supply, fire, explosion, terrorism, stroke of lightning, force majeure and similar casualties or other events beyond such party’s control, as well as default in deliveries from subcontractors due to such circumstances as defined in this clause, and such nonperformance continues for a period of ninety (90) days with no possibility of abating or to resume performance.

(e)

No assignability and Binding Effect.  Each of the parties agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party, provided that Distributor may assign its rights and obligations hereunder, without obtaining such consent, to a non-U.S. subsidiary of Distributor that is under the control of Distributor.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

(f)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)

Severability.  If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(h)

No Waiver of Rights.

No failure or delay by either party in exercising any right or remedy under this Agreement shall be construed as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude any further or other exercise of such right or remedy.  All rights and remedies under this Agreement are cumulative and shall not be deemed exclusive of any other rights or remedies provided by law.

(i)

Captions.  Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

(j)

Word Meanings.  Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires.  The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others.

(k)

Rules of Construction.  The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be preemptively construed against either of them.

(l)

Survival of Certain Terms.  The provisions of Sections 1, 3(h), 5, 9, 10, 11(a), 12 and 13 shall survive the termination of this Agreement for any reason.  All other rights and obligations of the parties shall cease upon termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

BIOSHAFT WATER TECHNOLOGY, INC.	ZUHIER AHMAD ZAHRAN & CO.

By: /s/ Imad Yassine	By: /s/ Zuhier Ahmad Zaran
Title: COO	Title: President
Name: Imad Yassine	Name: Zuhier Ahmad Zaran

EXHIBIT A

PRODUCTS

BIOSHAFT has developed and perfected a wide range of product lines using the HANS BIOSHAFT PATENT system and the BioShaft services are for the following three categories:

A.

Standard Prepackage Systems (pre-engineered).

B.

Standard Modular Systems (pre-engineered)

C.

Custom built Plants

All of which are hereinafter jointly referred to as the Products.

EXHIBIT B

STANDARD BIOSHAFT PRODUCT WARRANTY AND LIMITATION OF LIABILITY

Limited Warranty

BioShaft warrants that the equipment and components furnished will be and remain free from defects in workmanship and materials and perform the general process function intended, solely under the conditions defined by Bioshaft, for a period of (a) 12 months from completion of installation, start-up or acceptance of the equipment, or (b) 18 months from the date of delivery to Purchaser, whichever expires first. Bioshaft will replace, modify or repair, at its sole option, any such defective component or equipment at no charge provided that Bioshaft is notified promptly in writing of any claimed defect and if requested by Bioshaft, any part or component is returned to Bioshaft, freight pre-paid. Bioshaft will provide on-site Field Service when reasonably assured of payment therefore if this warranty does not apply or when such service is required in its judgments. This warranty does not apply to any defect or malfunction arising out of failure to store, install, operate or maintain the equipment in accordance with instruction by Bioshaft or its operation under conditions other than those defined by Bioshaft. Any unauthorized modification or alteration of the equipment or repair or replacement of components may void this warranty, at the sole option of Bioshaft.

THIS WARRANTY IS EXCLUSIVE AND IN LIEU OR ANY OTHERS, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Exclusive Remedies: Purchaser acknowledges that its sole and exclusive remedies for breach of the Limited Warranty shall be replacement or repair by Bioshaft of any defective part or component, and payment of the reasonable out of pocket costs incurred in connection with replacement or repair if such costs are approved in advance by Bioshaft, or refund of 80% of the purchase price if the equipment cannot be repaired or replaced. This remedy does not include any other consequential, incidental, special or other form of damages or extraordinary costs for removal or re-installation, such as a crane rental or structural alteration or demolition, necessitated by factors over which Bioshaft has no control such as building design or configuration.

Limitation of Liabilities

Bioshaft shall not be liable in contract, tort or otherwise any form of consequential, incidental, punitive, or liquidated damages, loss of use, cost of cover, extraordinary removal or re-installation costs, or governmental fines or penalties arising out of failure of its equipment to perform or be free from defects, late shipment, errors or omissions in Field Service or any other breach or failure to perform whatsoever. Under no circumstances shall Bioshaft’s total liability of any type exceed 80% of the purchase price.